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                                                                    EXHIBIT 23.2

            CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS



We consent to the use and incorporation by reference in this Amendment No. 2 to Registration Statement No. 33-58093 of Alliance Pharmaceutical Corp. of our report dated July 27, 1993, appearing in the Prospectus, which is part of this Registration Statement, and appearing in the Annual Report on Form 10-K of Alliance Pharmaceutical Corp. for the year ended June 30, 1994, and to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP
New York, NY
April 19, 1995